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                                                                     EXHIBIT 4.7

               FIRST AMENDMENT TO U.S. REVOLVING CREDIT AGREEMENT

      This FIRST AMENDMENT TO U.S. REVOLVING CREDIT AGREEMENT dated as of February 11, 2005 (this "Amendment") by and among EMS TECHNOLOGIES, INC., a Georgia corporation (the "Borrower"), the Lenders listed on the signature pages hereof and SUNTRUST BANK, as Administrative Agent (the "Agent").

      WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain U.S. Revolving Credit Agreement dated as of December 10, 2004 (the "Credit Agreement"); and

      WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Credit Agreement in certain respects on the terms and conditions contained herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      Section 1. Amendments to Credit Agreement.

      (a) The Credit Agreement is hereby amended by deleting the defined term "AGGREGATE REVOLVING COMMITMENTS" contained in Section 1.1 thereof, and substituting in lieu thereof the following:

            "`AGGREGATE REVOLVING COMMITMENTS' shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. As of February 11, 2005, the Aggregate Revolving Commitments equal $32,500,000."

      (b) The Credit Agreement is hereby further amended by (i) deleting the reference to "$22,500,000" contained in the sixth line of Section 2.14(c) and substituting in lieu thereof the amount "$25,000,000" and (ii) deleting the reference to "$22,500,000" contained in the ninth line of Section 2.14(c) and substituting in lieu thereof the amount "$17,500,000".

      (c) The Credit Agreement is hereby further amended by adding the following new sentence at the end of clause (c) contained in Section 2.14 thereof:

            "Any reduction in the Aggregate Revolving Commitments pursuant to this clause (c) shall be permanent and shall be applied proportionately to reduce the then existing Revolving Commitment of each Lender."

      (d) The Credit Agreement is hereby further amended by adding the following new sentence at the end of Section 5.1 thereof:

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            "The Administrative Agent will promptly provide to each Lender copies of all financial information, reports, notices and other information provided to the Administrative Agent pursuant to this Section 5.1."

      (e) The Credit Agreement is hereby further amended by adding the following new sentence at the end of Section 5.14 thereof:

            "The Administrative Agent will promptly provide to each Lender copies of all correspondence, reports, notices and other information provided to the Administrative Agent pursuant to this Section 5.14."

      (f) The Credit Agreement is hereby further amended by deleting the amount "$25,000,000" set forth opposite the "Commitment Amount" under the signature of SunTrust Bank on the signature page thereof and replacing such amount with "$32,500,000".

      Section 2. GECC as Documentation Agent. The Borrower, the Administrative Agent and the Lenders acknowledge that, upon the effectiveness of this Amendment, General Electric Capital Corporation ("GECC") shall be designated as, and shall have the title of, "Documentation Agent" under the Credit Agreement.

      Section 3. Effectiveness of Amendment. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Sections 4 and 5 below and receipt by the Agent (and in the case of clause (e) immediately below, GECC) of each of the following, each of which shall be in form and substance satisfactory to the Agent:

      (a) Counterparts of this Amendment duly executed by the Borrower, each Subsidiary Loan Party, the Agent and the Lenders;

      (b) A certified copy of resolutions of the board of directors of the Borrower authorizing the transactions contemplated by this Amendment (including the increase of the Aggregate Revolving Commitments from $30,000,000 to $32,500,000);

      (c) SunTrust Bank and GECC shall have executed and delivered an Assignment and Acceptance Agreement dated the date hereof providing for, among other things, an assignment of a portion of SunTrust's Revolving Commitment in an amount of $12,500,000, and such Assignment and Acceptance Agreement shall have been consented to by the Borrower and SunTrust Bank, as Administrative Agent;

      (d) A Revolving Credit Note dated the date hereof executed by the Borrower in favor of SunTrust Bank in the original principal amount of $20,000,000;

      (e) A Revolving Credit Note dated the date hereof executed by the Borrower in favor of GECC in the original principal amount of $12,500,000;

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      (f) A duly executed amendment to the Canadian Revolving Credit Agreement providing for, among other things, an increase in the aggregate revolving commitments thereunder to $32,500,000; and

      (g) Such other documents, agreements, instruments, certificates or other confirmations as the Agent may request.

      Section 4. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:

      (a) Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of the Credit Agreement, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment and each of the other documents and instruments contemplated by this Amendment (collectively, the "New Loan Documents"). The Borrower has duly executed and delivered each of the New Loan Documents, and each of such New Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      (b) No Violation. The execution, delivery or performance by the Borrower, and compliance by the Borrower with the terms and provisions of the New Loan Documents (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will not violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

      (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any New Loan Document by the Borrower or any Subsidiary Loan Party or (ii) the legality, validity, binding effect or enforceability of any such New Loan Document against the Borrower or any Subsidiary Loan Party.

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      (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment.

      Section 5. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and to the extent that such representations and warranties relate expressly to an earlier date).

      Section 6. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

      Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      Section 8. Expenses. The Borrower agrees to reimburse the Lenders and the Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.

      Section 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

      Section 10. Effect/Loan Document. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Amendment shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement.

      Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

      Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

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      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
U.S. Revolving Credit Agreement to be executed as of the date first above written.

                                    BORROWER:

                                    EMS TECHNOLOGIES, INC.

                                    By:________________________________________
                                       Name: __________________________________
                                       Title: _________________________________

                                    AGENT AND LENDERS:

                                    SUNTRUST BANK, individually and as
                                    Administrative Agent

                                    By:________________________________________
                                       Name:___________________________________
                                       Title:__________________________________

                                    BANK OF AMERICA, NATIONAL ASSOCIATION, as a
                                    Lender

                                    By:________________________________________
                                       Name: __________________________________
                                       Title: _________________________________

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The following entities hereby execute this First Amendment to U.S. Revolving
Credit Agreement to indicate their consent thereto and to acknowledge that the making and entering into of this U.S. Revolving First Amendment to Credit Agreement shall not terminate, limit or otherwise impair or affect any of their respective obligations to the Agent, the Issuing Bank and/or the Lenders under the Loan Documents.

EMS INVESTMENT HOLDINGS, INC.

By:___________________________
   Name: _____________________
   Title: ____________________

LXE INC.

By:___________________________
   Name: _____________________
   Title: ____________________